UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

Q.E.P. CO., Inc.

(Exact name of registrant as specified in charter)

Delaware	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 994-5550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 15, 2009, Q.E.P. Co., Inc. (the “Company”) issued a press release announcing, among other items, its financial results for the first quarter of its fiscal year ending February 28, 2010. A copy of the press release is furnished as Exhibit 99.1.

Item 8.01.	Other Events.

The Company previously announced that it intended to file with the SEC and NASDAQ a Form 25 relating to the delisting of its Common Stock from NASDAQ on or before July 2, 2009 and that it intended to file a Form 15 relating to the termination of its reporting obligations under the Exchange Act on the effective date of the delisting expected to be on or before July 13, 2009.

The Company now intends to file the Form 25 on June 24, 2009 and the Form 15 on the effective date of the delisting expected to be on or before July 6, 2009.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by Q.E.P. Co., Inc. dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.
(Registrant)

Dated: June 15, 2009	By:	/s/ Richard A. Brooke
	Name:	Richard A. Brooke
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Q.E.P. Co., Inc. dated June 15, 2009.